                                    RESTATED
                                     BYLAWS


                                       OF



                                 FORTIS BENEFITS
                                INSURANCE COMPANY

                        FORTIS BENEFITS INSURANCE COMPANY

                                      INDEX

                                   ARTICLE I.
                                  STOCKHOLDERS

NOTICE OF MEETINGS                                                        1
ANNUAL STOCKHOLDERS' MEETINGS                                             1
SPECIAL STOCKHOLDERS' MEETINGS                                            2
QUORUM AND ADJOURNMENTS                                                   2
FORM OF PROXY                                                             2
ACTION BY CONSENT OF STOCKHOLDERS                                         2
STOCKHOLDERS' MEETING BY TELECONFERENCE                                   3

                                   ARTICLE II.
                               BOARD OF DIRECTORS

AUTHORITY AND DUTIES OF DIRECTORS                                         3
SPECIAL MEETINGS                                                          4
WAIVER OF NOTICE OF SPECIAL MEETINGS                                      4
ACTION IN WRITING                                                         4
QUORUM                                                                    4
VACANCIES                                                                 5
DIRECTORS' MEETING BY TELECONFERENCE                                      5
REMOVAL OF DIRECTORS BY STOCKHOLDERS                                      5

                                  ARTICLE III.
                                    OFFICERS

ELECTION AND REMOVAL                                                      5
NUMBER                                                                    5
DUTIES OF CHAIRMAN                                                        6
DUTIES OF PRESIDENT                                                       6
DUTIES OF EXECUTIVE VICE PRESIDENT                                        6
DUTIES OF THE VICE PRESIDENT                                              6
DUTIES OF THE SECRETARY                                                   6
DUTIES OF TREASURER                                                       7
DUTIES OF APPOINTED ACTUARY                                               7
DUTIES OF OTHER OFFICERS                                                  7

                                   ARTICLE IV.
                                  CAPITAL STOCK

CERTIFICATES                                                              7
TRANSFER                                                                  8

                                        i
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                                   ARTICLE V.
                                   COMMITTEES

EXECUTIVE COMMITTEE                                                       8
OTHER COMMITTEES                                                          9

                                   ARTICLE VI.
                                CORPORATE ACTIONS

DIVIDENDS                                                                 9
LOANING COMPANY'S MONIES                                                  9
BORROWING MONEY                                                           9
DEPOSITORIES                                                              9

                                  ARTICLE VII.
                                  MISCELLANEOUS

FISCAL YEAR                                                              10
CORPORATE SEAL                                                           10
NOMINEES                                                                 10
OFFICERS' AND EMPLOYEES' BONDS                                           10
INDEMNIFICATION OF DIRECTORS AND OFFICERS                                10
VOTING STOCK                                                             11
EXECUTION OF DOCUMENTS                                                   11
AMENDMENTS                                                               11
WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS
AND COMMITTEES                                                           11

                                     BYLAWS

                                       OF

                        FORTIS BENEFITS INSURANCE COMPANY



                                   ARTICLE I.

                                  STOCKHOLDERS

NOTICE OF MEETINGS

     Section 1. No fewer than fifteen (15) days prior to nor more than sixty
(60) days before the time appointed for the holding of any stockholders' meetings, a notice thereof shall be given either in person or by mail addressed to each stockholder at his first known address, over the signature of an officer of the Company. In the case of an annual meeting, the said notice shall state that it is to be held for the election of directors and the transaction of such other business as may come before the meeting. In case of a special meeting of the stockholders, the notice shall state generally the nature of the business to be considered.

     In order that the Corporation may determine the stockholders entitled to notice of and to vote at any meeting of the stockholders, or any adjournment thereof, the Board may fix in advance a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not exceed seventy (70) days preceding the date of such meeting. If the Board does not set a record date, only the stockholders who are stockholders of record on the date the notice is mailed shall be entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting.

     All business transacted at any meeting of the stockholders at which all of the stockholders are present, or the holding of which they shall have consented to in writing or by electronic means shall be valid, though no previous notice of such meeting be given.

ANNUAL STOCKHOLDERS' MEETINGS

     Section 2. The Annual Meeting of the Stockholders shall be held each year at the office of the Company in the City of Des Moines, Iowa, or at such other place as may be designated.

     At said meeting the stockholders shall elect a Board of Directors consisting of not less than five (5) nor more than fifteen (15) members who shall hold office for one year or until their successors are elected and qualified. At such meeting there may be transacted any other business

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that may be brought before it. Each outstanding share entitled to vote at a meeting of the stockholders, shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. A stockholder may vote either in person or by proxy, as provided in Section 5 below.

     Should the annual election of directors not take place in any year on the day herein before fixed, for any reason whatever, such election may be held on such other day within six (6) months thereafter as may be designated by the Board of Directors, by giving notice as in the case of the Annual Meeting.

     An Annual Meeting of Stockholders may take place and the election of directors and other actions may be taken by an instrument in writing signed by all stockholders of record with or without prior written notice.

SPECIAL STOCKHOLDERS' MEETINGS

     Section 3. Special meetings of the stockholders may be held on call of the Board of Directors or upon written demand of the stockholders if such stockholders constitute ten percent (10%) of the votes entitled to be cast on any issue proposed to be considered at the special meeting. Notice of said meeting shall be given in the same manner as notice of an Annual Meeting.

QUORUM AND ADJOURNMENTS

     Section 4. At all annual or special meetings of the stockholders, the holders of a majority of the outstanding shares of the capital stock, whether present in person or by proxy, shall constitute a quorum for the transaction of business, but less than a majority may adjourn from time to time or sine die. Notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting prior to adjournment. If however, the time and date of the adjourned meeting are not announced prior to adjournment, notice must be given to persons who are stockholders as of the new record date as determined in Section 1 of this Article.

FORM OF PROXY

     Section 5. A stockholder may vote by proxy executed in writing by the stockholder or by the stockholder's duly authorized attorney-in-fact and received by the Secretary of the Company at a time prior to the opening of the meeting. No proxy shall be valid after eleven (11) months from the date of execution of the proxy, unless otherwise provided in the proxy. An appointment of a proxy is revocable by the stockholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

ACTION BY CONSENT OF STOCKHOLDERS

     Section 6. Unless otherwise provided in the Articles of Incorporation or other provisions of the Bylaws of this corporation, any action required to be taken or any action which may be taken at a meeting of the stockholders, may be taken without a meeting, if consents in writing,

                                        2
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setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the stockholders at a meeting duly held. The Secretary shall file such consents with the minutes of the meetings of the stockholders.

STOCKHOLDERS' MEETING BY TELECONFERENCE

     Section 7. Unless otherwise restricted in the Articles or these Bylaws, the stockholders may participate in a meeting of the stockholders by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

                                   ARTICLE II.

                               BOARD OF DIRECTORS

AUTHORITY AND DUTIES OF DIRECTORS

     Section 1. The Board of Directors shall have authority and responsibility for the general management of the corporation in all those matters which are not reserved for action by the stockholders. Without limiting the generality of the foregoing, the Board shall have specific authority:

     A. To call special meetings of the stockholders when they deem it necessary, in the manner provided in these Bylaws.

     B. To make rules and regulations not inconsistent with the law, the Articles of Incorporation or the Bylaws of the Company.

     C. To incur such indebtedness as may be deemed necessary and to authorize the execution by the appropriate officers, in the name of the Company, of any required evidence of such indebtedness.

     It shall be the duty of the Board of Directors, without limiting the generality of the foregoing:

     (1) To cause to be kept a complete record of all its meetings and acts, and also all proceedings of the meetings of the stockholders.

     (2) To require the Secretary and the Treasurer and their assistants to keep full and accurate books and accounts and to prescribe the form and mode of keeping such books.

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     (3)  To cause to be issued to the stockholders certificates of stock in the proportion to their several interests, not to exceed in the aggregate the authorized capital stock of the Company.

     (4) To cause the monies of the Company to be safely kept and to determine the method of signing Company checks and orders for transfer or withdrawal of the funds of this Company on deposit with any bank in whatever form.

     (5) To reserve, allot, or set aside such an amount in excess of the reserve required by law to be held and maintained as shall, in their judgment, be for the best interests of the Company.

     (6) To adopt and exercise such plans and systems of insurance as they may deem necessary for the best interests of the Company.

SPECIAL MEETINGS

     Section 2. Special meetings of the Board of Directors may be called by the Chairman, the President, or any two (2) directors on written request to the Secretary stating the object of the meeting. Notices of special meetings of the Board of Directors, stating the time, date, place and object of the meeting, shall be given to each director either in person, by telephone, by electronic transmission, or by mail addressed to each directors' last known address at least twenty-four (24) hours prior to the time of such meeting.

WAIVER OF NOTICE OF SPECIAL MEETINGS

     Section 3. All business transacted at any special meeting at which all the directors are either present, or to the holding of which they shall have consented by signature either in writing, or by electronic transmission, shall be valid, though no previous notice of such meeting can be given.

ACTION IN WRITING

     Section 4. Any action which may be taken by the Board of Directors or any Committee thereof, may be taken without a meeting if done by written consent of all members of the Board of Directors or Committee. Any such consents shall be filed with the minutes of the meeting of the Board of Directors or Committee.

QUORUM

     Section 5. A majority of the full Board of Directors shall constitute a quorum for the transaction of business, but less than a majority may adjourn from time to time or sine die. In case of adjournment to a subsequent date and hour, the Secretary shall give notice of the adjourned meeting in the manner provided by Section 2 of this Article.

                                        4
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VACANCIES

     Section 6. The Board of Directors shall have the power to elect successors to fill up to three (3) vacancies that may occur in their own body, such successors to serve until the next annual meeting of the stockholders. If more than three (3) vacancies occur during any year, the remaining directors may call a Special Meeting of Stockholders to fill such additional vacancies or the remaining directors may continue to act so long as a quorum remains, but such directors, if less than a quorum, shall promptly call a special meeting of the stockholders to fill such additional vacancy or vacancies.

DIRECTORS' MEETING BY TELECONFERENCE

     Section 7. Unless otherwise restricted by the Articles or these Bylaws, the directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

REMOVAL OF DIRECTORS BY STOCKHOLDERS

     Section 8. At a meeting called expressly for that purpose, the stockholders shall have the power, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors, to remove any director or directors from office with or without cause.

                                  ARTICLE III.

                                    OFFICERS

ELECTION AND REMOVAL

     Section 1. The officers of the Company shall be elected to serve during the pleasure of the Board of Directors, except that the Chairman, if any, and the President shall be elected by the Board of Directors to serve for one year or until the election and qualification of their successors; and the Board of Directors may at any time create additional offices and define the duties thereof, or, with or without cause, abolish offices and remove the incumbents therefrom.

NUMBER

     Section 2. The Board of Directors shall elect a President, a Secretary, and a Treasurer, and may elect a Chairman, one or more Executive Vice Presidents, one or more Vice Presidents, an Appointed Actuary, and such additional officers as it may in its discretion determine. Any two (2) or more offices may be held by the same person, except that no person shall hold both the offices of Chairman and Secretary, and that no one person shall hold both the offices of President and Secretary.

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DUTIES OF CHAIRMAN

     Section 3. The Chairman shall be responsible for making recommendations concerning Company policy to the Board of Directors or the Executive Committee and presiding at meetings of Stockholders and the Board of Directors. The Chairman shall be consulted on major policy decisions and shall act in an advisory capacity in connection with the business of the corporation, and shall perform such other duties as may be specifically assigned by the Board of Directors.

DUTIES OF PRESIDENT

     Section 4. The President shall be the Chief Executive Officer of the Company with general responsibility for the efficient, profitable management of the Company, and for designating the duties, powers and authority of all officers and employees of the Company. The President shall be a member of the Executive Committee and shall have the authority to delegate any of said duties.

     In the absence of the Chairman, the President shall assume the Chairman's duties.

     In the event of the inability of the President to act, the Executive Vice President with the greatest seniority in the non-medical business unit; otherwise the Executive Vice President with the greatest seniority in the preneed business unit, shall perform the duties and exercise the powers of the President until some person is appointed by the Board of Directors or the Executive Committee.

DUTIES OF EXECUTIVE VICE PRESIDENT

     Section 5. the Executive Vice Presidents shall assist the President, and shall have specific accountability for the quality of performance in those areas of the Company's operations which the President shall designate. The Executive Vice Presidents shall have such additional responsibilities as may be assigned by the Board of Directors or the President.

DUTIES OF THE VICE PRESIDENT

     Section 6. The Vice Presidents, one or more of whom may be elected in the discretion of the Board of Directors, shall have such duties as the Board of Directors or the President shall prescribe.

DUTIES OF THE SECRETARY

     Section 7. The Secretary shall take charge of and affix the seal of the Company to all certificates of stock. The Secretary shall be present at all meetings of the Stockholders and of the Board of Directors, shall attend meetings of the Executive Committee and other committees as requested, shall keep a true and accurate record of all meetings in books provided for that purpose, and shall be the custodian of all the official corporate papers of the Company except

                           6
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those of a financial nature. In the absence of the Secretary, one or more
Assistant Secretaries shall be appointed by the President to execute the foregoing duties. The Secretary shall perform such other assignments as may be made by the Board of Directors or the President.

DUTIES OF TREASURER

     Section 8. The Treasurer shall be accountable, jointly with such other officer or officers as may be designated by the Board of Directors, or the President, for the safekeeping of all monies and securities of the Company, consistent with the rules adopted by the Board of Directors therefor. The Treasurer shall keep a complete record of all investments, mortgages and securities and shall attend to the collection of payments and interest due thereon, shall keep the Company's monies deposited in the name of the Company unless the Board of Directors shall direct otherwise, control the amount of bank balances in each depository of the Company, and shall have such other responsibility as may be assigned by the Board of Directors or the President. In the absence of the Treasurer, one or more Assistant Treasurers shall be appointed by the President to execute the foregoing duties.

DUTIES OF APPOINTED ACTUARY

     Section 9. The Appointed Actuary shall be responsible for the valuation of liabilities, monitoring the adequacy of the reserves and the annual asset adequacy analysis. The Appointed Actuary shall assist with the financial reporting and annual and quarterly statement preparation and review, and shall have such other duties as may be assigned by the Board of Directors or the President. The Appointed Actuary shall meet the qualification standards established by the American Academy of Actuaries.

DUTIES OF OTHER OFFICERS

     Section 10. The Other Officers, who may be elected in such number and with such titles as the Board of Directors may in its discretion determine, shall have such duties as the Board of Directors or the President shall prescribe.

                                   ARTICLE IV.

                                  CAPITAL STOCK

CERTIFICATES

     Section 1. The certificates of capital stock of the Company shall be numbered in progression, and they shall exhibit the name or names of the person or persons owning the shares represented thereby, the number of shares for which they are issued, the name of the state in which the Company is organized, the name of the Company, and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary under the corporate seal of the Company.

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TRANSFER

     Section 2. Shares of capital stock of the Company may be transferred at any time by the holder or by an attorney legally constituted or by a legal representative of the holder. No transfer shall be valid except between the parties thereto until entered in proper form on the books of the Company. Surrendered certificates shall be canceled by the Secretary and shall be placed in the certificate book opposite the memorandum of the issue of that certificate before a new certificate shall be issued in lieu thereof.

                                   ARTICLE V.

                                   COMMITTEES

EXECUTIVE COMMITTEE

     Section 1. There shall be an Executive Committee of the Corporation, the membership of which shall be appointed by the Board of Directors and consist of not less than two (2) members nor more than three (3) members; that attendance by any two members of the Executive Committee shall constitute a quorum necessary and sufficient to transact business; that the act of any such two members shall be the act of the Executive Committee; that notice of each meeting of the Executive Committee shall be given by the Chairman of the Executive Committee as provided for notice of the meetings of the Board of Directors of the Corporation and a written waiver of notice signed by a member, whether executed before or after the meeting, shall be deemed equivalent to notice; that attendance and participation in the meeting may take place by conference telephone or similar communications equipment by means of which all persons participating can hear each other; and that any meeting of the Committee may only be called by or at the request of the Chairman of the Executive Committee.

     The Executive Committee shall have and may exercise, when the Board of Directors is not in session, to the fullest extent permitted by the corporation laws of the State of Iowa, all of the powers of the Board of Directors in the management of the business and affairs of the Corporation.

     However, neither the Executive Committee, nor any other committee created under the authority of this Article shall have the power or authority of the Board with respect to (i) amending the Articles; (ii) approving or proposing to stockholders actions that are required by the laws of the State of Iowa to be approved by stockholders; or (iii) amending the Bylaws. In addition, no such committee shall have the power or authority to declare a dividend, or to authorize the issuance of stock, or to adopt a certificate of ownership and merger, or to fill vacancies on the Board of Directors or any committee.

     Without limiting any powers of the Executive Committee, the Executive Committee shall

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specifically act as a Nominating Committee for the purpose of nominating persons to fill vacancies on the Board of Directors, whether such vacancy be created by resignation, removal, or expiration of term of office of an existing director, increase in number of directors or otherwise.

     The Chairman of the Executive Committee is appointed by the Board of Directors and is authorized to call and preside over meetings of such Committee.

OTHER COMMITTEES

     Section 2. Additional standing committees may be created as desired or required for specific purposes at any time by action of the Board of Directors.

                                   ARTICLE VI.

                                CORPORATE ACTIONS

DIVIDENDS

     Section 1. The Board of Directors may declare dividends on the stock issued and outstanding from any source as permitted by the laws of Iowa.

LOANING COMPANY'S MONIES

     Section 2. The Company shall not loan any of its funds to any officer, Director or member of any committee passing on investments.

BORROWING MONEY

     Section 3. The Board of Directors may authorize its officers to negotiate and borrow money with such limitations as the Board of Directors may from time to time determine, and within such limitations, such duly authorized officers may execute, in the name of the Company, its bonds, notes or other suitable obligations therefore; and to secure the payment thereof, may mortgage its income, rights or property, whether real, personal or both.

DEPOSITORIES

     Section 4. All monies, checks, and evidences of money received by the or belonging to this Company shall be deposited to the credit of the Company in such banks or trust companies as may be designated pursuant to authority of the Board of Directors.

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                                  ARTICLE VII.

                                  MISCELLANEOUS

FISCAL YEAR

     Section 1. The fiscal year of the Company shall end at December 31 of each year.

CORPORATE SEAL

     Section 2. The corporate seal of this Company shall be a circular die, around the edge of which shall appear the words, "Fortis Benefits Insurance Company," and in the center of which shall appear the words, "Corporate Seal."

NOMINEES

     Section 3. The Board of Directors may by resolution, if permitted under the applicable laws of the State of Iowa, authorize the establishment or designation of a nominee or nominees for the purpose of registering securities owned by the Company in the name of such nominee or nominees rather than in the Company's name. Upon such establishment or designation, shares of stock and other securities owned by this Company may be registered in the name of such nominee or nominees.

OFFICERS' AND EMPLOYEES' BONDS

     Section 4. The officers and the employees of the Company shall give the bonds for the faithful performance of their duties when so required, and in such forms as from time to time may be determined by the Board of Directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 5. The Company shall indemnify (including therein the prepayment of expenses) any person who is or was a director, officer or employee, or who is or was serving at the request of the Company as a director, officer of employee of another corporation, partnership, joint venture, trust or other enterprise for expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him with respect to any threatened, pending, or completed action, suit or proceedings against him by reason of the fact that he is or was such a director, officer or employee to the extent and in the manner permitted by law.

     The Company may also, to the extent permitted by law, indemnify any other person who is or was serving the Company in any capacity. The Board of Directors shall have the power and authority to determine who may be indemnified under this paragraph and to what extent (not to exceed the extent provided in the above paragraph) any such person may be indemnified.

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     The Company may purchase and maintain insurance on behalf of any such person or persons to be indemnified under the provision in the above paragraphs against any such liability to the extent permitted by law.

VOTING STOCK

     Section 6. The President or the Treasurer, or a proxy appointed by either of them, unless some other person or persons shall be appointed by the Board of Directors, may vote shares of stock in another corporation owned by the Company.

EXECUTION OF DOCUMENTS

     Section 7. Policies of insurance issued by the Company shall be signed by the President or a Vice President and by the Secretary or other officer of the Company. Both signatures may be facsimiled, engraved or printed. All other contracts shall be signed by an officer of the Company.

     The President, a Vice President or the Treasurer shall execute the transfer and assignment of any and all securities owned by the Company.

AMENDMENTS

     Section 8. These Bylaws may be amended by a majority vote of the stockholders at their Annual Meeting, or at any other meeting called for that purpose.

WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS AND COMMITTEES

     Section 9. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time state therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need to be specified in any written waiver of notice.

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I, Katherine L. Greenzang,  Secretary of Fortis Benefits Insurance  Company,  do
hereby certify that the foregoing Restated Bylaws are a true and correct copy of the Restated Bylaws as of September 30th 2004.

                                           Fortis Benefits Insurance Company

                                               /s/ Katherine L. Greenzang
                                                   -----------------------------
                                                   Katherine L. Greenzang
                                                                Secretary

                                                   Dated:  9/29/04
                                                           -------

                                  VERIFICATION

STATE OF New York          )
                           ) ss
COUNTY OF New York         )

     On September 29, 2004, before me, Lisa Richter, a Notary Public, personally appeared Katherine Greenzang, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                                           Signature: /s/ Lisa P. Richter
                                                      --------------------------
                                                      (this area for official
                                                       notarial seal)



                                            ------------------------------------
                                                        LISA P. RICHTER
                                             Notary Public - State of New York
                                                        No. 01RI6006763
                                                    Qualified in Kings County
                                                  My Commission Expires 5-4-06
                                            ------------------------------------

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                                 CERTIFICATION

I, Katherine L. Greenzang, Secretary of Fortis Benefits Insurance Company of Des Moines, Iowa, do hereby certify that the foregoing Restated Bylaws of Fortis Benefits Insurance Company are a true and correct copy of Restated Bylaws of Fortis Benefits Insurance Company as of October 19, 2004.

                                           FORTIS BENEFITS INSURANCE COMPANY

                                           /s/ Katherine L. Greenzang
                                               ---------------------------------


Dated: October 19, 2004


Subscribed and sworn to before me this
19 day of October, 2004.


/s/ Lisa P. Richter
-----------------------------------
Notary Public



-------------------------------------------
          LISA P. RICHTER
 Notary Public - State of New York
           No. 01RI6006763
      Qualified in Kings County
    My Commission Expires 5-4-06
-------------------------------------------